                                                                    Exhibit 4(e)
                          CONSOLIDATED AMENDMENT NO. 2
                                       TO
                                CREDIT AGREEMENT


     This Consolidated Amendment No. 2 to Credit Agreement (this "Amendment"), dated as of February 28, 1995, is entered into by and among Pioneer-Standard Electronics, Inc. (Borrower), National City Bank, Society National Bank (Successor in interest to Ameritrust Company National Association) and Star Bank, N.A. (together "banks") and National City Bank in its capacity as agent of the banks ("NCB-Agent") for the purposes of the Credit Agreement referred to below and the related writings.


                                  WITNESSETH:


     WHEREAS, the parties have entered into a Credit Agreement dated January 23, 1992, as amended by Amendment Agreement dated as of June 30, 1993 (the "First Amendment"), Second Amendment Agreement dated as of May 27, 1994 (the "Second Amendment") and Consolidated Amendment No. 1 dated as October 28, 1994 (as amended, the "Credit Agreement"; all terms used in the Credit Agreement being used herein with the same meaning), which sets forth the terms and conditions upon which Borrower may obtain (a) "subject loans" on a revolving basis until the "conversion date" (originally January 1, 1995 but previously extended until January 1, 1998), as that term is defined in the Credit Agreement, and on an amortizing basis thereafter and (b) "subject BAs"; and

     WHEREAS, the parties desire to amend certain provisions of the Credit Agreement to (a) increase the aggregate amount of the subject commitments from forty-five million dollars ($45,000,000) to sixty-five million dollars ($65,000,000) and (b) amend certain covenants; and

     WHEREAS, in light of the fact that certain previous amendments set forth in the First Amendment, the Second Amendment and/or Consolidated Amendment No. 1 have been affected by later amendments and/or will be affected by this Amendment and for ease of reference, the parties also desire to restate and consolidate in this Amendment all amendments to the Credit Agreement that are effective on and as of the date hereof;

     NOW, THEREFORE, in consideration of the premises above and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


SECTION I - AMENDMENTS TO CREDIT AGREEMENT

A. Subsections 2A.01 and 2A.02 of the Credit Agreement are hereby amended in their entirety to read as follows:

     2A.01 AMOUNTS - The aggregate amount of the subject commitments shall be sixty-five million dollars ($65,000,000), but that amount may be reduced from time to time pursuant to subsection 2A.03 or 2A.04 and the subject commitments may be terminated pursuant to section 5B. The amount of each bank's subject commitment (subject to such reduction or termination), and the proportion (expressed as a percentage) that it bears to all of the subject commitments, is set forth opposite the bank's name below, to-wit:


                    $32,500,000      50%      National City Bank
                     19,500,000      30%      Society National Bank
                     13,000,000      20%      Star Bank, N.A.
                    -----------
                    $65,000,000     100%      Total

     2A.02 TERM - Each subject commitment shall commence as of the date of this Agreement and shall remain in effect on a revolving basis until January 1, 1998 (the "conversion date") and thereafter on an amortizing basis until its expiration on the last amortizing date, EXCEPT that a later conversion date may be established from time to time pursuant to subsection 2A.06 and EXCEPT that the subject commitments shall end in any event upon any earlier reduction thereof to zero pursuant to subsection 2A.03 or 2A.04 or any earlier termination pursuant to section 5B.

B. Subsection 2C.02 of the Credit Agreement is hereby amended in its entirety to read as follows:

     2C.02 MAXIMUM -- NCB-Agent shall not issue any subject BA

           (a) prior to the conversion date if, after giving effect thereto, the aggregate credit exposure of all the banks would exceed the aggregate of the subject commitments as then in effect;

           (b) after the conversion date unless concurrently therewith Borrower shall make a principal payment in respect of the subject loans in an aggregate principal amount equal to the face amount of the subject BA in question, which payment shall be subject to subsections 2B.10 and
           8.10 if and to the extent at all relevant; and

           (c) at any time if the aggregate face amounts of the subject BA's would exceed forty-five million dollars ($45,000,000).

C. Subsections 3B.01, 3B.02, 3B.03, 3B.04 and 3B.05 of the Credit Agreement are hereby amended in their entirety to read as follows:

     3B.02 NET WORTH -- Borrower will not suffer or permit the consolidated net worth of the companies at any time to be less than the then required minimum amount. The required minimum amount shall be ninety-eight million four hundred forty-eight thousand dollars ($98,448,000) EXCEPT that the required minimum amount shall be permanently increased

           (a) on March 31, 1995 and on each quarterly date thereafter by an amount equal to the sum of fifty percent (50%) of the consolidated net income of the companies, if any, for the quarter-annual period then ending plus

           (b) upon each issuance or other sale by Borrower of any of its equity securities by an amount equal to the net proceeds (after costs and expenses) thereof.

     3B.02 LEVERAGE -- Borrower will not suffer or permit the total liabilities of the companies at any time to exceed an amount equal to two hundred twenty-five percent (225%) of the sum of the net worth of the companies, all as determined on a consolidated basis.

     3B.02 WORKING CAPITAL -- Borrower will not suffer or permit the companies' consolidated working capital at any time to fall below one hundred million dollars ($100,000,000).

     3B.04 CURRENT RATION -- Borrower will not suffer or permit the current assets of the companies at any time to fall below an amount equal to one and seven-tenths (1.7) times the amount of their current liabilities, all as determined on a consolidated basis.

     3B.05 FIXED CHARGE COVERAGE -- Borrower will not suffer or permit the aggregate of

           (a) the consolidated net income of the companies (EXCEPT Borrower's equity in any income or loss of PTGI) plus

           (b) the consolidated interest expense of the companies plus

           (c) the consolidated federal, state and local income taxes of the companies plus

           (d) the consolidated operating lease expense of the companies for any four-quarter period to be less than an amount equal to one hundred eighty percent (180%) of the sum of

           (a) the consolidated interest expense of the companies plus

           (b) the consolidated operating lease expense of the companies for the four-quarter period, all as determined on a fully consolidated basis.

D. Subsection 3D.01 of the Credit Agreement is hereby amended by replacing the period at the end thereof with the word "or" and by adding to the end thereof the following new clauses (iii) and (iv):

     (iii) Borrower's investment in Pioneer-Standard Canada Inc. (exclusive of retained earnings of Pioneer-Standard Canada Inc.) so long as the aggregate amount of such investments does not exceed ten million eight hundred thousand dollars ($10,800,000) or

     (iv) any acquisition of the assets or stock of any corporation if the aggregate of the consideration paid by Borrower for such acquisition does not exceed twelve million dollars ($12,000,000).

E. Subsection 3D.02 of the Credit Agreement is hereby amended by replacing the period at the end thereof with the word "or" and by adding to the end thereof the following new clause (v):

     (v) any advance or loan to, or guaranty of the obligations of, Pioneer-Standard Canada Inc., so long as the aggregate amount of all such advances, loans and guaranties does not exceed twenty million dollars ($20,000,000) at any one time.

F. Subsection3D.03(ii)(A) of the Credit Agreement is hereby amended by deleting the reference to "fifteen million dollars ($15,000,000)" and substituting in lieu thereof a reference to "twenty million dollars ($20,000,000)".

G. Subsection 3D.05 of the Credit Agreement is hereby amended in its entirety to read as follows:

     3D.05 FIXED ASSETS -- Borrower will not invest (net after trade-ins, if any) in fixed assets and leasehold improvements during any fiscal year (commencing with the present year) more than the sum of


           (a) an amount equal to thirty-five percent (35%) of Borrower's net income, if any, for the fiscal year next preceding the fiscal year in question plus

           (b) its allowable obsolescence, amortization and depreciation charges for the fiscal year next preceding the fiscal year in question.

H.   The following new definition is hereby added to section 9 of the Credit
Agreement:

     company refers to Borrower or to a subsidiary of Borrower, as the case may be;

SECTION II - CONDITIONS PRECEDENT

     It is a condition precedent to the effectiveness of this Amendment that, prior to or on the date hereof, the following items shall have been delivered to NCB-Agent (in form and substance acceptable to NCB-Agent):

     (A) an Amended and Restated Promissory Note ("Amended Note") in favor of each bank, in the form of Exhibit A to this Amendment, with all blanks appropriately completed, duly executed by Borrower;

     (B) an Acknowledgment of Receipt of a copy of, and Consent and Agreement to the terms of, this Amendment and the Amended Notes by Pioneer-Standard Canada Inc. with respect to a certain Continuing Guaranty of Payment executed and delivered to NCB-Agent by such entity and dated May 27, 1994;

     (C) a Certificate, dated as of the date hereof, of the secretary of Borrower certifying (1) that Borrower's Articles of Incorporation and Code of Regulations have not been amended since the execution of the Credit Agreement (or certifying that true, correct and complete copies of any amendments are attached), (2) that copies of resolutions of the Board of Directors of Borrower are attached with respect to the approval of this Amendment and of the matters contemplated hereby and authorizing the execution, delivery and performance by Borrower of this Amendment and each other document to be delivered pursuant hereto and (3) as to the incumbency and signatures of the officers of Borrower signing this Amendment and each other document to be delivered pursuant hereto;

     (D) a non-refundable documentation fee in the amount of $7,500; and

     (E) Such other documents as NCB-Agent may request to implement this Amendment and the transactions contemplated hereby.

If NCB-Agent or banks shall consummate the transactions contemplated hereby prior to the fulfillment of any of the conditions precedent set forth above, the consummation of such transactions shall constitute only an extension of time for the fulfillment of such conditions and not a waiver thereof. Upon receipt of the properly completed and executed Amended Notes, banks agree to return to Borrower the previously executed notes respecting the subject loans and the same shall be marked "Replaced" or "Substituted" or with words of like import.

SECTION III - AGREEMENTS CONCERNING PIONEER-STANDARD CANADA INC.

         Borrower agrees to cause its subsidiary, Pioneer-Standard Canada Inc., to comply with all the provisions of sections 3A, 3B, 3C and 3D of the Credit Agreement and agrees that all references to financial information in section 3A shall be deemed to be references to financial information of Borrower and its subsidiaries on a consolidating and consolidated basis; provided, that Pioneer-Standard Canada Inc. shall not be required to comply with the provisions of subsection 3D.06 (captioned "DIVIDENDS").

SECTION IV - REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to each of the other parties to this Amendment that

         (A) none of the representations and warranties made in subsections 4B.01 through 4B.08 of the Credit Agreement has ceased to be true and complete in any material respect as of the date hereof; and

         (B) as of the date hereof no "default under this Agreement" has occurred that is continuing.

SECTION V - ACKNOWLEDGMENTS CONCERNING OUTSTANDING LOANS

         Borrower acknowledges and agrees that, as of the date hereof, all of Borrower's outstanding loan obligations to banks are owed without any offset, deduction, defense or counterclaim of any nature whatsoever.

SECTION VI - REFERENCES

         On an after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and in the subject notes or other related writings to the "Credit Agreement", "thereof", or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended hereby. The Credit Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. To the extent any amendment set forth in the First Amendment, the Second Amendment or Consolidated Amendment No. 1 is omitted from this Amendment, the same shall be deemed eliminated as between Borrower and the other parties hereto as of the date hereof. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of NCB-Agent or banks under the Credit Agreement or constitute a waiver of any provision of the Credit Agreement except as specifically set forth herein. From and after the date of this Amendment references in the Credit Agreement to Exhibit B shall be deemed to be references to the form of the Amended Note attached hereto as Exhibit A.

SECTION VII - COUNTERPARTS AND GOVERNING LAW

       This Amendment may be executed in any number of counterparts, each counterpart to be executed one or more of the parties but, when taken together, all counterparts shall constitute one agreement. This Amendment, and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by Ohio Law.

       IN WITNESS WHEREOF, the Borrower, NCB-Agent and the banks have caused this Amendment to be executed by their authorized officers as of the date and year first above written.



National City Bank, Agent                  Pioneer-Standard Electronics, Inc.

By: /s/ JANICE E. FOCKE                    By: /s/ JOHN V. GOODGER
    -----------------------------              --------------------------------
Printed Name: Janice E. Focke              Printed Name: John V. Goodger
              -------------------                        ----------------------
Title: Vice President                      Title: Vice President
       --------------------------                 -----------------------------

National City Bank                         Star Bank, N.A.

By: /s/ JANICE E. FOCKE                    By: /s/ JOHN D. BARRETT
    -----------------------------              ---------------------------------
Printed Name: Janice E. Focke              Printed Name: John D. Barrett
              -------------------                        -----------------------
Title: Vice President                      Title: Vice President
       --------------------------                 ------------------------------


Society National Bank

By: /s/ RICHARD A. POHLE
    -----------------------------
Printed Name: Richard A. Pohle
              -------------------
Title: Vice President
       --------------------------

                      AMENDED AND RESTATED PROMISSORY NOTE

$____________________              Cleveland, Ohio         February _____, 1995

FOR VALUE RECEIVED, the undersigned, Pioneer-Standard Electronics, Inc (Borrower), an Ohio corporation, promises to pay to the order of _____________, at the main office of National City Bank (NCB), Cleveland, Ohio, the principal sum of

                  _________________________________DOLLARS

(or, if less, the aggregate unpaid principal balance form time to time shown on the reverse side), together with interest computed in the manner provided in the Credit Agreement referred to below, which principal and interest is payable in accordance with provisions in the Credit Agreement.

This note is issued pursuant to an Agreement dated January 23, 1992, as amended form time to time (as amended, the "Credit Agreement") by and among Borrower, three banks and NCB (as agent of the banks for the purposes of the Credit Agreement) which establishes "subject commitments" (one by each bank) aggregating sixty-five million dollars ($65,000,000) pursuant to which Borrower may obtain subject loans form the banks upon certain terms and conditions. This note is issued in substitution for that certain $____________ Note dated October 28, 1994 (the "Old Note"). This Note is not intended as a novation of the obligations of Borrower under the Old Note but rather is merely a restatement of the obligations thereunder after giving effect to the most recent amendment to the Credit Agreements.

Reference is made to the Credit Agreement for the definitions of certain terms, for provisions governing the making of subject loans, the acceleration of the maturity thereof, rights of prepayment, and for other provisions to which this note is subject. Any endorsement by the payee on the reverse side of this note (or any along thereto) shall be presumptive evidence of the data so endorsed.

Address:                                   Pioneer-Standard Electronics, Inc.
 4800 East 131st Street
 Cleveland, Ohio 44105
                                          By:_______________________________
                                          Printed Name:_____________________
                                          Title:____________________________



                                   EXHIBIT A

                    ACKNOWLEDGMENT, CONSENT AND AGREEMENT
                            WITH RESPECT TO GUARANTY





        The undersigned hereby acknowledge receipt of a copy of a certain Consolidated Amendment No.2 to Credit Agreement (the "Agreement"), dated as of February 28, 1995 and entered into by and among Pioneer-Standard Electronic, Inc.("Borrower"), National City Bank, Society National Bank (successor in interest to Amentrust Company National Association) and Star Bank, N.A. (collectively the "banks") and National City Bank in its capacity as agent of the banks ("NCB-Agent"). By executing this Acknowledgment, Consent and Agreement the undersigned agrees to remain bound by the terms and conditions of that certain Continuing Guaranty of Payment executed and delivered to NCB-Agent by the undersigned and dated as of May 27, 1994 (the "Guaranty").
The Guaranty was executed in connection with the second amendment to a certain Credit Agreement between Borrower, banks and NCB-Agent, which Credit Agreement has been herefore amended and is now being amended by the Amendment. The undersigned further acknowledges that the liability of the undersigned pursuant to the Gauranty shall continue and be unaffected by the Amendment and shall extend, without limitation, to any and all obligations of Borrower in connection with the Amended Notes referred to in the Amendment. The undersigned expressly consents to Borrower's execution of the Amended Notes and the Amendment and agrees that banks and NCB-Agent may rely on this Acknowledgment, Consent and Agreement in increasing and extending the financial accommodations to Borrower as contemplated and evidenced by such documents.




                                             PIONEER-STANDARD CANADA, INC.

Dated:  February 28, 1995                    By: /s/ JOHN V. GOODGER
                                                 -------------------------------
                                             Printed Name: JOHN V. GOODGER
                                                           ---------------------
                                             Title: Vice President
                                                    ----------------------------

                      AMENDED AND RESTATED PROMISSORY NOTE


$13,000,000                     Cleveland, Ohio                February 28, 1995


FOR VALUE RECEIVED, the undersigned, Pioneer-Standard Electronics, Inc. (Borrower), an Ohio corporation, promises to pay to the order of STAR BANK, N.A., at the main office of National City Bank (NCB), Cleveland, Ohio, the principal sum of

                            THIRTEEN MILLION DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side), together with interest computed in the manner provided in the Credit Agreement referred to below, which principal and interest is payable in accordance with provisions in the Credit Agreement.

This note is issued pursuant to an Agreement dated January 23, 1992, as amended from time to time (as amended, the "Credit Agreement") by and among Borrower, three banks and NCB (as agent of the banks for the purposes of the Credit Agreement) which establishes "subject commitments" (one by each bank) aggregating sixty-five million dollars ($65,000,000) pursuant to which Borrower may obtain subject loans from the banks upon certain terms and conditions. This note is issued in substitution for that certain $9,000,000 Note dated October 28, 1994 (the "Old Note"). This Note is not intended as a novation of the obligations of Borrower under the Old Note but rather is merely a restatement of the obligations thereunder after giving effect to the most recent amendment to the Credit Agreement.

Reference is made to the Credit Agreement for the definitions of certain terms, for provisions governing the making of subject loans, the acceleration of the maturity thereof, rights of prepayment, and for other provisions to which this note is subject. Any endorsement by the payee on the reverse side of this note (or any allonge thereto) shall be presumptive evidence of the data so endorsed.


Address:                                Pioneer-Standard Electronics, Inc.
  4800 East 131st Street
  Cleveland, Ohio 44105                 By: /s/ John V. Godger
                                           -------------------------------------
                                        Printed Name: John V. Godger
                                                     ---------------------------
                                        Title: Vice President Treasurer
                                              ----------------------------------

                      AMENDED AND RESTATED PROMISSORY NOTE


$19,500,000                     Cleveland, Ohio                February 28, 1995


FOR VALUE RECEIVED, the undersigned, Pioneer-Standard Electronics, Inc. (Borrower), an Ohio corporation, promises to pay to the order of SOCIETY NATIONAL BANK, at the main office of National City Bank (NCB), Cleveland, Ohio, the principal sum of

                 NINETEEN MILLION FIVE HUNDRED THOUSAND DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side), together with interest computed in the manner provided in the Credit Agreement referred to below, which principal and interest is payable in accordance with provisions in the Credit Agreement.

This note is issued pursuant to an Agreement dated January 23, 1992, as amended from time to time (as amended, the "Credit Agreement") by and among Borrower, three banks and NCB (as agent of the banks for the purposes of the Credit Agreement) which establishes "subject commitments" (one by each bank) aggregating sixty-five million dollars ($65,000,000) pursuant to which Borrower may obtain subject loans from the banks upon certain terms and conditions. This note is issued in substitution for that certain $13,500,000 Note dated October 28, 1994 (the "Old Note"). This Note is not intended as a novation of the obligations of Borrower under the Old Note but rather is merely a restatement of the obligations thereunder after giving effect to the most recent amendment to the Credit Agreement.

Reference is made to the Credit Agreement for the definitions of certain terms, for provisions governing the making of subject loans, the acceleration of the maturity thereof, rights of prepayment, and for other provisions to which this note is subject. Any endorsement by the payee on the reverse side of this note (or any allonge thereto) shall be presumptive evidence of the data so endorsed.


Address:                                Pioneer-Standard Electronics, Inc.
  4800 East 131st Street
  Cleveland, Ohio 44105                 By: /s/ John V. Godger
                                           -------------------------------------
                                        Printed Name: John V. Godger
                                                     ---------------------------
                                        Title: Vice President Treasurer
                                              ----------------------------------

                      AMENDED AND RESTATED PROMISSORY NOTE


$32,000,000                     Cleveland, Ohio                February 28, 1995


FOR VALUE RECEIVED, the undersigned, Pioneer-Standard Electronics, Inc. (Borrower), an Ohio corporation, promises to pay to the order of NATIONAL CITY BANK, at the main office of National City Bank (NCB), Cleveland, Ohio, the principal sum of

                THIRTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side), together with interest computed in the manner provided in the Credit Agreement referred to below, which principal and interest is payable in accordance with provisions in the Credit Agreement.

This note is issued pursuant to an Agreement dated January 23, 1992, as amended from time to time (as amended, the "Credit Agreement") by and among Borrower, three banks and NCB (as agent of the banks for the purposes of the Credit Agreement) which establishes "subject commitments" (one by each bank) aggregating sixty-five million dollars ($65,000,000) pursuant to which Borrower may obtain subject loans from the banks upon certain terms and conditions. This note is issued in substitution for that certain $22,500,000 Note dated October 28, 1994 (the "Old Note"). This Note is not intended as a novation of the obligations of Borrower under the Old Note but rather is merely a restatement of the obligations thereunder after giving effect to the most recent amendment to the Credit Agreement.

Reference is made to the Credit Agreement for the definitions of certain terms, for provisions governing the making of subject loans, the acceleration of the maturity thereof, rights of prepayment, and for other provisions to which this note is subject. Any endorsement by the payee on the reverse side of this note (or any allonge thereto) shall be presumptive evidence of the data so endorsed.


Address:                                Pioneer-Standard Electronics, Inc.
  4800 East 131st Street
  Cleveland, Ohio 44105                 By: /s/ John V. Godger
                                           -------------------------------------
                                        Printed Name: John V. Godger
                                                     ---------------------------
                                        Title: Vice President Treasurer
                                              ----------------------------------